Exhibit 32.1

CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Power Air Corporation (the "Company") for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Kwang Seop Jung, the President and Chief Executive Officer of the Company, and Seidal Bae, the Chief Financial Officer of the Company, each hereby certifies pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 16, 2010	/s/ Kwang Seop Jung Kwang Seop Jung President and Chief Executive Officer (Principal Executive Officer)

Date: August 16, 2010	/s/ Seidal Bae Seidal Bae Chief Financial Officer (Principal Financial and Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.